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                                   EXHIBIT 15
                LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

                     ACKNOWLEDGEMENT OF INDEPENDENT AUDITORS

The Board of Directors and Audit Committee
Corus Bankshares, Inc.

We are aware of the incorporation by reference in the following Registration Statements of our report dated May 6, 2004 relating to our reviews of the unaudited consolidated interim financial statements of Corus Bankshares, Inc. as of and for the three-month period ended March 31, 2004 and 2003 that is included in its Form 10-Q for the quarter ended March 31, 2004:

      - Registration Statement (Form S-8 No. 333-53385) pertaining to the Corus Bankshares, Inc. Commission Program for Commercial Loan Officers

      - Registration Statement (Form S-8 No. 333-77481) pertaining to the Corus Bankshares, Inc. 1999 Stock Option Plan

                                                        /s/ Ernst & Young LLP

Chicago, Illinois
May 6, 2004

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